Exhibit 16.1

November 30, 2016

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by First Capital Real Estate Trust Incorporated under Item 4.01 of its Form 8-K dated November 21, 2016. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of First Capital Real Estate Trust Incorporated contained therein.

Very truly yours,

/s/ Marcum llp

Marcum llp